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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-07377 of PIA Merchandising Services, Inc. on Form S-8 of our report dated February 12, 1998 appearing in this Annual Report on Form 10-K of PIA Merchandising Services, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Costa Mesa, California
March 26, 1998